SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  June 27, 2007

MID-WISCONSIN FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

WISCONSIN

0-18542

06-1169935

(State or Other

(Commission File

(IRS Employer

Jurisdiction of

Number)

Identification

Incorporation)

Number)

132 WEST STATE STREET

MEDFORD, WI 54451

(Address of principal executive offices, including Zip Code)

(715) 748-8300

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 27, 2007, the Board of Directors of the Company approved the 2007 Incentive Compensation Plan for Executive Officers.  The plan provides that 80% of the maximum award for each participant will be based on the achievement by the Company of targeted levels of consolidated net income and return on average equity, with the remaining 20% of the maximum award dependent upon the achievement of personal objectives that are directly related to the specific duties and job responsibilities of the individual executive.  The following table sets forth the range of incentive compensation, expressed as a percentage of base salary, that can be earned under the plan.

Potential Award as a

Percentage of Base Salary

	Threshold*	Target	Maximum

President and CEO	9.0%	25%	50%
Principal Financial Officer	7.2%	20%	40%
Secretary	6.3%	17.5%	35%
Vice President	4.5%	12.5%	25%

* Assumes achievement of 50% of personal objectives and achievement of base financial performance objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-WISCONSIN FINANCIAL SERVICES, INC.

Date:  July 3, 2007

By:  PAUL H. EWIG

Paul H. Ewig

Vice President and Chief Financial Officer